DEAN HELLER
Secretary of State

202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

[redacted]

Office Use Only: FILED # LLC 15891-02

Important: Read attached instructions before completing form.

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

1. Name of Limited-Liability Company:	Pasadena Holdings, LLC
2. Resident Agent Name and Street Address:	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 — Reno, — NEVADA — 89511 Street Address — City — Zip Code
3. Dissolution Date:	Latest date upon which the company is to dissolve (if existence is not perpetual): Perpetual
4. Management:	Company shall be managed by ______ Manager(s) OR 1 ______ Members
Names Addresses of Manager(s) or Members:	USP North Texas, Inc. Name 15305 Dallas Parkway #1600 — Addison — TX — 75001 Street Address — City — State — Zip Code Name Street Address — City — State — Zip Code Name Street Address — City — State — Zip Code
5. Other Matters:	Number of additional pages attached: none
6. Names, Addresses and Signatures of Organizer(s):	Alex Jenkins — Name — Signature 15305 Dallas Parkway, #1600 — Addison — TX — 75001 Address — City — State — Zip Code Name — Signature Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	The Corporation Trust Company of Nevada hereby accept appointment as Resident Agent for the above named limited-liability company. The Corporation Trust Company of Nevada B Authorized Signature of R.A. or On Behalf of R.A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State